UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 20, 2018

Commission File Number:  000-49760

Petro River Oil Corp.

(Exact name of registrant as specified in its charter.)

Delaware	98-0611188
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702, New York, New York 10003
(Address of principal executive offices)

(469) 828-3900
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On June 20, 2018, Petro River Oil Corp. (the "Company") issued a press release announcing a 175% increase in proved reserves and a 1,053% increase production over the prior year, based on data presented in an evaluation summary report prepared by an independent petroleum engineering firm, as well as its projection of positive net cash flow in the quarter ended July 31, 2018. Copies of the press release and evaluation summary report are attached hereto as Exhibits 99.1 and 99.2, respectively, and each are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petro River Oil Corp.
Date: June 20, 2018	By: /s/ Scot Cohen Name: Scot Cohen Title: Executive Chairman

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated June 20, 2018
99.2	Evaluation Summary Report, dated May 1, 2018